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                                                                   EXHIBIT 10.62

[RECOGNITION LOGO]


                       CONSULTING AGREEMENT - CORPORATION


CONSULTANT

FJELDSTAD INTERNATIONAL                         Date:  December  6, 1994
- -------------------------                             -----------------------

                                                 Recognition Purchase Order No.:

                                                 ______________________________

Recognition International Inc., on behalf of itself and its subsidiaries/divisions (hereinafter collectively referred to as "Recognition") hereby agrees to retain the services of the company named above (hereinafter referred to as "Consultant") as a consultant in accordance with the terms and conditions set forth below:

1. SERVICES. Consultant will provide the services described in Exhibit A to this Agreement.

       Requesting Recognition Manager:  Robert A. Vanourek

2.     COMPENSATION.  (CHECK ONE)

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
       ___        (a)     Recognition will pay Consultant a fee at a rate of $___________  per hour for services performed hereunder.  The total fee shall not exceed $ _____________________.

       _X_        (b)     Recognition will pay Consultant a fee at a flat rate of $  5,000.00   per day for services performed
                          hereunder.  The total fee shall not exceed $ 50,000.00.

       ___        (c)     Recognition will pay Consultant a fixed fee of $ ____________________ for services performed hereunder.

       ___        (d)     Other ________________________________________________________________________________________________

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       When specifically authorized by Recognition, Recognition will also reimburse Consultant for reasonable travel and living expenses incurred in performing the work, not to exceed Recognition's usual and customary
       policy for employee expense reimbursement.   Invoices for expense
       reimbursement must be accompanied by receipts and other appropriate explanation of expenses.

       All amounts due under this Agreement will be paid by Recognition within 30 days after receipt of an itemized invoice referencing Recognition's purchase order number.

3.     TERM.  This Agreement shall commence on  September 1, 1994  and shall terminate on  August 31, 1995  unless extended by mutual agreement of the parties; provided, however, that either party may terminate this
       Agreement upon   30   days prior written notice to the other party.


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4.     Consultant's status will be that of an independent contractor, and its employees, and agents will in no sense be considered an employees of
       Recognition.  As a result, such individuals shall not be entitled to, or eligible to participate in, any benefits or privileges given or extended by Recognition to its employees.  Neither shall Recognition be responsible for the direct payment of any withholding taxes, social security payments, payments under worker's compensation or other insurance premiums or other charges of any kind or nature except as specifically set forth herein.

5. During the term of this Agreement, and for a period of three (3) years thereafter, Consultant agrees that neither Consultant nor any of its employees will, without Recognition's written consent, disclose to any person outside of Recognition, at any time, any proprietary or confidential information which is normally available only to Recognition employees and which is obtained or developed by Consultant in the course of work with Recognition. Consultant further agrees upon termination of this Agreement to return to Recognition, upon request, any records, drawings, reproductions or other documents received from Recognition or produced by Consultant during the course of this Agreement and to retain no copies.

6. Consultant agrees that any information communicated by Consultant to Recognition in connection with this Agreement will not contain any information which might be deemed to be confidential or proprietary information of any other organization or person and such information shall be free from any restrictions against its use by Recognition for the purposes intended, and Consultant further agrees to make reasonable inquiry as to any possible restrictions against use of, and the confidential or proprietary nature of, such information prior to Consultant's communication to Recognition.

7. Consultant agrees that information of any kind disclosed by Consultant to Recognition under this Agreement shall be deemed to have been disclosed for the use of Recognition in its business in consideration of the payment provided for herein and shall be deemed work made for hire with Recognition retaining all proprietary interest in such work.

8. Due to the confidential relations contemplated between Consultant and Recognition and of the payments to be made to Consultant as set forth herein, Consultant agrees that all inventions, whether or not patentable, made or conceived by Consultant and all copyrightable works authored by Consultant or any employees of Consultant resulting from Consultant's services to Recognition during the life of this Agreement shall be promptly disclosed to Recognition. Said inventions and copyrightable works are to become and remain the property of Recognition whether or not patent applications or copyright registrations are filed thereon, and Consultant agrees from time to time, upon request and at the expense of Recognition, to make or obtain, through the attorneys of Recognition, applications for Letters Patent and/or registrations for copyright in the United States and any and all other countries, on said inventions and copyrightable works, and to assign all such copyright registrations, patent applications and all rights to said inventions and any patents resulting therefrom to Recognition forthwith as and when requested and without charge for such services beyond the payments set forth above. Consultant represents that each of its employees who will perform services under this Agreement has entered into a contract with Consultant which provides for the assignment to Consultant or to Recognition of all said inventions, registrations and applications.
       Consultant agrees that neither Consultant nor any of its employees will perform services under this Agreement which would cause a conflict between any existing agreement and the above agreement to assign copyright registrations, patent applications and rights to inventions to





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       Recognition, and Consultant will enter into no such agreement during the term of this Agreement.

9. During the term of this Agreement, neither Consultant nor those of Consultant's employees performing services under this Agreement will accept employment or engage in work or activities which are adverse to Recognition's interests.

10. (a) Consultant agrees to indemnify and hold Recognition harmless from any loss or damage arising from any breach of confidentiality resulting from any unauthorized disclosures by Consultant or its employees of any information received pursuant to this Agreement or any other breach of this Agreement.

       (b) Recognition agrees to indemnify and hold Consultant harmless from any loss or damage arising out of any claim, suit or proceeding brought by a third party based on any actions taken by Recognition as a direct result of information and recommendations furnished to Recognition by Consultant solely in the capacity of Consultant under this Agreement, unless Consultant is found, by a court of competent jurisdiction, to have been negligent or to have acted in bad faith in furnishing such information or recommendations to Recognition.

       (c) If any action, suit or proceeding is commenced against Consultant or Recognition with respect to which Consultant or Recognition believes it is entitled to indemnification under this Agreement, such party shall give the indemnifying party prompt notice of such action, suit or proceeding, sole control of the defense and/or settlement thereof and all reasonable cooperation and assistance in defense thereof. The indemnifying party shall reimburse the indemnified party for all reasonable out-of-pocket expenses incurred at the request of the indemnifying party in cooperating and assisting with such defense but shall not be liable for any expense or settlement made by the indemnified party without the indemnifying party's prior written consent, which shall not be unreasonably withheld. The indemnified party shall have the right to retain counsel of its own choice and at its own expense.

11. The parties agree that the results of Consultant's services under this Agreement will be used only for internal evaluation and decision making by Recognition's directors, officers and other management and that Recognition will not publicly disclose specific information or specific recommendations furnished by Consultant under this Agreement without the written authorization of Consultant unless, in the opinion of counsel to Recognition, such public disclosure is required by applicable laws or regulations.

12. Paragraphs 5 through 11 of this Agreement shall survive the expiration, cancellation or termination of this Agreement.

13. No failure to exercise, and no delay in exercising, on the part of Recognition, any of its rights under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise preclude any further exercise thereof or exercise of any other right.

14. In the event that any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not in any way be impaired.





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15.    This Agreement shall be interpreted in accordance with the laws of the
       State of New York.

This Agreement, any exhibits attached hereto and referred to herein, and Recognition's purchase order referred to on the first page hereof (as amended from time to time) constitute the entire agreement between Consultant and Recognition. No amendment or alteration of the Agreement shall be valid or binding unless in writing and signed by Consultant and an appropriate corporate officer of Recognition. In the event there is a conflict between the terms of this Agreement and the preprinted terms of the purchase order, the terms of this Agreement will control.


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
CONSULTANT                                                  RECOGNITION INTERNATIONAL INC.
FJELDSTAD INTERNATIONAL                                     P. O. BOX 660204
                                                            Dallas, TX 75266-0204


By:         /s/ Lucie J. Fjeldstad                          By:    /s/ Robert A. Vanourek
       ------------------------------------------------            ------------------------------------------

Name:       Lucie J. Fjeldstad                              Name:      Robert A. Vanourek
        -----------------------------------------------            ------------------------------------------

Title:      President and CEO                               Title:     President and CEO
        -----------------------------------------------            ------------------------------------------





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                                   EXHIBIT A
                                       TO
                       CONSULTING AGREEMENT - CORPORATION
                            Fjeldstad International



The following is a description of the services to be provided by Consultant:


1. Consultant will provide strategic consulting advice on software and systems business.

2. Lucie J. Fjeldstad will function as Consultant's senior principal on this project.





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